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                                                                     EXHIBIT 4.1


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NUMBER                                                                SHARES
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                                    TELOCITY

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
    THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY AND RIDGEFIELD PARK, NY

THIS CERTIFIES THAT:



IS THE RECORD HOLDER OF:



            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF
  TELOCITY, INC., TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY ON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
 THIS CERTIFICATE SHALL NOT BE VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND
                THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:







                                                CHASEMELLON SHAREHOLDER SERVICES